Exhibit 99.1

Blueprint Medicines Outlines Precision Therapy Research Vision, Provides Update on Discovery and Clinical-Stage Portfolio at R&D Day and Reports Third Quarter 2019 Financial Results

-- R&D Day presentation discloses four research programs demonstrating the transformative science, urgency and efficiency underpinning the company’s integrated precision medicine platform --

-- Enrollment target reached in Phase 3 VOYAGER trial of avapritinib in third-line GIST --

-- Initial data from PIONEER trial of avapritinib in indolent systemic mastocytosis to be presented at ASH --

-- Planned new drug applications for avapritinib for advanced systemic mastocytosis and pralsetinib for previously treated RET fusion non-small cell lung cancer on track for submission to FDA in Q1 2020 --

CAMBRIDGE, Mass., November 5, 2019 – Blueprint Medicines Corporation (NASDAQ:BPMC), a precision therapy company focused on genomically defined cancers, rare diseases and cancer immunotherapy, is hosting its first R&D Day in New York City today.

During the event, Blueprint Medicines will outline its vision to become a leading platform-enabled, fully-integrated, global precision therapy company. The R&D Day presentation will highlight opportunities to expand the reach of the company’s therapeutic candidates to broader patient populations, integrate and scale scientific, clinical and commercial capabilities to build therapeutic area leadership, and fully utilize the company’s scientific platform to design innovative medicines targeting novel kinase biology. In addition, today the company reported financial results and provided a business update for the quarter ended September 30, 2019.

“As we prepare to launch our first medicine and submit multiple additional marketing applications next year, today we are unveiling our next wave of internally discovered research and clinical-stage precision therapies with the potential to deliver durable clinical benefits to additional patient populations,” said Jeff Albers, Chief Executive Officer of Blueprint Medicines. “By fully leveraging our integrated research capabilities and reinvesting insights from our ongoing clinical programs, we continue to build a powerful research engine with the potential to deliver transformative treatment advances to patients as well as rapid and sustainable growth to Blueprint Medicines.”

R&D Day Presentation Areas of Focus

•	Highlight the significant medical need in indolent systemic mastocytosis (SM), a rare disease characterized by debilitating and unpredictable symptoms despite best available therapy. Based on an improved understanding of the disease, Blueprint Medicines now estimates there are approximately 75,000 patients with SM in the major markets, which consist of the United States, France, Germany, Italy, Spain, United Kingdom and Japan.
•	Announce a comprehensive strategy to address a broad population of patients with SM and other mast cell disorders with the company’s drug candidates avapritinib and BLU-263, a next-generation KIT inhibitor. Blueprint Medicines plans to submit an investigational new drug (IND) application to the U.S. Food and Drug Administration (FDA) for BLU-263 for indolent SM in the first half of 2020.

•	Introduce two research programs targeting well-characterized resistance mutations in patients with EGFR-driven non-small cell lung cancer (NSCLC), highlighting Blueprint Medicines’ differentiated capability for designing highly selective investigational medicines that address tumor evolution and resistance to targeted therapy.
•	Highlight a research program under Blueprint Medicines’ cancer immunotherapy collaboration with Roche targeting MAP4K1, which is believed to play a role in T cell regulation.

Third Quarter 2019 Highlights and Recent Progress

Avapritinib: Gastrointestinal stromal tumors (GIST)

•	Completed target enrollment in the Phase 3 VOYAGER trial of avapritinib versus regorafenib in patients with third- and fourth-line GIST.
•	Announced the FDA intends to administratively split the new drug application (NDA) for avapritinib into two separate NDAs (one for PDGFRA Exon 18 mutant GIST, regardless of prior therapy, and one for fourth-line GIST) and requested top-line data from the ongoing Phase 3 VOYAGER trial to inform its review of the proposed fourth-line GIST indication. The PDUFA action date for both indications is currently February 14, 2020. For the fourth-line indication, an extension of up to three months for the PDUFA action date will likely be required to enable Blueprint Medicines to provide the top-line VOYAGER data to the FDA.

Avapritinib: Systemic mastocytosis (SM)

•	Completed enrollment of Part 1 of the Phase 2 PIONEER trial of avapritinib in patients with indolent SM.

BLU-782: Fibrodysplasia ossificans progressiva (FOP)

•	Entered into an exclusive, worldwide license agreement with Clementia Pharmaceuticals, a subsidiary of Ipsen, for the development and commercialization of BLU-782 as a potential treatment for patients with FOP and other indications.

Key Upcoming Milestones

The company expects to achieve the following milestones in the fourth quarter of 2019:

•	Present initial data from Part 1 of the Phase 2 PIONEER trial of avapritinib in indolent SM at the 61st American Society of Hematology (ASH) Annual Meeting and Exposition.
•	Initiate a Phase 3 trial evaluating pralsetinib in first-line RET-fusion NSCLC.
•	Initiate a Phase 1b/2 trial in China evaluating fisogatinib in combination with CS1001, CStone Pharmaceuticals' anti-PD-L1 inhibitor, in patients with HCC.

The company expects to achieve the following milestones related to planned marketing applications in 2020:

•	Submit an NDA to the FDA for avapritinib for the treatment of advanced SM based on data from the Phase 1 EXPLORER trial and Phase 2 PATHFINDER trial in the first quarter of 2020.
•	Submit an NDA to the FDA for pralsetinib for the treatment of patients with RET-fusion NSCLC previously treated with platinum-based chemotherapy in the first quarter of 2020.

•	Submit an NDA to the FDA for pralsetinib for the treatment of patients with MTC previously treated with an approved multi-kinase inhibitor in the first half of 2020.
•	Submit a supplemental NDA to the FDA for avapritinib for the treatment of third-line GIST in the second half of 2020.

Third Quarter 2019 Financial Results

•	Cash Position: As of September 30, 2019, cash, cash equivalents and investments were $594.5 million, as compared to $494.0 million as of December 31, 2018. This increase reflects net proceeds of approximately $327.4 million from the company's follow-on underwritten public offering of common stock, which closed in April 2019, partially offset by cash used in operations. Cash, cash equivalents and investments as of September 30, 2019 do not include the $25.0 million upfront payment received in connection with entering into the worldwide license agreement with Clementia Pharmaceuticals or an $8.0 million research milestone achieved under the Roche collaboration, both of which were earned in October 2019.
•	Collaboration Revenues: Collaboration revenues were $9.1 million for the third quarter of 2019, as compared to $1.1 million for the third quarter of 2018. This increase was primarily due to revenue recognized under the CStone and Roche collaborations. During the third quarter of 2019, the company recognized $6.0 million in milestone revenue under the CStone collaboration compared to no revenue recognized for the same period in 2018. During the third quarter of 2019, the company recognized $3.1 million in revenue under the Roche collaboration compared to $1.1 million for the same period in 2018.
•	R&D Expenses: Research and development expenses were $81.5 million for the third quarter of 2019, as compared to $64.6 million for the third quarter of 2018. This increase was primarily due to increased clinical and manufacturing expenses driven by the company’s lead programs and increased personnel expenses. Research and development expenses included $7.7 million in stock-based compensation expenses for the third quarter of 2019.
•	G&A Expenses: General and administrative expenses were $25.6 million for the third quarter of 2019, as compared to $12.0 million for the third quarter of 2018. This increase was primarily due to increased personnel expenses and increased professional fees for commercial-readiness and other activities. General and administrative expenses included $7.3 million in stock-based compensation expenses for the third quarter of 2019.
•	Net Loss: Net loss was $94.3 million for the third quarter of 2019, or a net loss per share of $1.93, as compared to a net loss of $72.7 million for the third quarter of 2018, or a net loss per share of $1.66.

Financial Guidance

Based on its current plans, Blueprint Medicines expects that its existing cash, cash equivalents and investments, together with the $25.0 million upfront cash payment received under its license agreement with Clementia and an $8.0 million research milestone achieved in the fourth quarter of 2019 under the Roche collaboration, but excluding any additional potential option fees, milestone payments or other payments from Roche, CStone Pharmaceuticals or Clementia Pharmaceuticals, will be sufficient to enable it to fund its operating expenses and capital expenditure requirements into the second half of 2021.

Conference Call Information

Blueprint Medicines will host a live webcast of its R&D Day event at 8:30 a.m. ET today. The webcast may be accessed under “Events and Presentations” in the Investors & Media section of Blueprint Medicines' website at http://ir.blueprintmedicines.com. The archived webcast will be available on Blueprint Medicines’ website approximately two hours after the conference call and will be available for 90 days following the call.

About Blueprint Medicines

Blueprint Medicines is a precision therapy company striving to improve human health. With a focus on genomically defined cancers, rare diseases and cancer immunotherapy, we are developing transformational medicines rooted in our leading expertise in protein kinases, which are proven drivers of disease. Our uniquely targeted, scalable approach empowers the rapid design and development of new treatments and increases the likelihood of clinical success. We are currently advancing three investigational medicines in clinical development, along with multiple research programs. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans and timelines for the development of avapritinib, pralsetinib, fisogatinib, and BLU-263, including the timing, designs, implementation, enrollment, plans and announcement of results regarding Blueprint Medicines’ ongoing and planned clinical trials for its drug candidates, including avapritinib, pralsetinib, fisogatinib and BLU-263; plans and timelines for nominating additional development candidates; plans and timelines for submitting an IND application to the FDA for BLU-263; plans and timelines for submitting marketing applications for avapritinib and pralsetinib; the potential benefits of Blueprint Medicines' current and future drug candidates in treating patients; plans, timelines and expectations for the FDA's review and administrative split of the NDA for avapritinib for the treatment of adult patients with PDGFRA Exon 18 mutant GIST, regardless of prior therapy, and fourth-line GIST; plans, timelines and expectations for top-line data from the VOYAGER trial; plans, timelines and expectations for the commercialization of avapritinib for the treatment of GIST, if approved by the FDA; potential benefits of the license agreement between Blueprint Medicines and Ipsen; expectations regarding Blueprint Medicines' existing cash, cash equivalents and investments; and Blueprint Medicines' strategy, goals and anticipated milestones, business plans and focus. The words "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "project," "potential," "continue," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the delay of any current or planned clinical trials or the development of Blueprint Medicines' drug candidates, including avapritinib, pralsetinib, fisogatinib and BLU-263, or licensed products, including BLU-782; the FDA's intent to administratively split the proposed indications for avapritinib into two separate NDAs, which may not mean that either indication is approved; a delay in the review of the proposed indications as a result of the administrative split of the current NDA; FDA concerns regarding whether the response rate in the fourth-line GIST population was reasonably likely to predict clinical benefit in that population; there can be no assurance that the FDA will not ask for additional clinical trials for avapritinib; there can be no assurance that the VOYAGER top-line data will be sufficient for the FDA's review of the proposed fourth-line indication or that there will not be a delay in the availability of VOYAGER top-line data; Blueprint Medicines' advancement of multiple early-stage efforts; Blueprint Medicines' ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines' drug candidates, which may not support further development of such drug candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines' ability to develop and commercialize companion diagnostic tests for its current and future drug candidates; and the success of Blueprint Medicines' current and future collaborations and licensing arrangement, including its cancer immunotherapy collaboration with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., its collaboration with CStone Pharmaceuticals, and its license to Clementia Pharmaceuticals. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Blueprint Medicines' filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines’ most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines' views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Blueprint Medicines Corporation

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2019	2018
Cash, cash equivalents and investments	$594,459	$494,012
Working capital (1)	419,584	439,464
Total assets	737,925	540,124
Deferred revenue	41,331	46,167
Total liabilities	221,581	121,115
Total stockholders’ equity	516,344	419,009

(1)    Blueprint Medicines defines working capital as current assets less current liabilities.

Blueprint Medicines Corporation

Condensed Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2019	2018
Collaboration revenue	$9,139	$1,095
Operating expenses:
Research and development	81,453	64,562
General and administrative	25,647	12,041
Total operating expenses	107,100	76,603
Other income (expense):
Other income (expense), net	3,692	2,799
Interest expense	(6)	(14)
Total other income	3,686	2,785
Net loss	$(94,275)	$(72,723)
Net loss per share — basic and diluted	$(1.93)	$(1.66)
Weighted-average number of common shares used in net loss per share — basic and diluted	48,921	43,915

Investor Relations Contact

Kristin Hodous

Sr. Manager, Investor Relations

617-714-6674

ir@blueprintmedicines.com

Media Relations Contact

Jim Baker

Vice President, Corporate Affairs

617-844-8236

media@blueprintmedicines.com